UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Transcript of

Annual Meeting Page Welcome Video by

Muhtar Kent, Chairman and Chief Executive Officer of

The Coca-Cola Company

Welcome to the webpage of our 2017 annual general meeting of shareowners, which is going to be held Wednesday, April 26th in our hometown of Atlanta, Georgia. This page gives you a convenient way to interact with our company. You can view proxy materials, vote your shares and also submit questions for the meeting.

For 2017, we will again hold our meeting at the World of Coca-Cola in Atlanta. This year, if you are planning to attend the annual meeting, you must register in advance and obtain an admission ticket. So please refer to the information provided on this annual meeting webpage or in your proxy materials for details on how to register and also obtain your admission ticket.

As a shareowner, your voice is absolutely vital to our future. So please vote your shares. You can sign and return your proxy card or voting instruction form, use phone or Internet voting or click on a voting link on this page. As always, your proxy statement contains all of the items on which we’re asking you to vote.

I hope you’ll join us here in Atlanta for the meeting. But if you are unable to attend, I invite you to listen to the live audiocast and if you’d like, submit also a question in advance.

As always, thank you for your investment, thank you for your confidence in this great business of refreshing the world with Coca-Cola and our more than 500 other well-loved beverage brands. Cheers!